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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Amendment No.1 (File No. 333-89716) of our report dated March 8, 2002 relating to the financial statements as of and for the eight month transition period ended December 31, 2001, which are included in American Bio Medica's Transition Report on Form 10-KSB/A-1 for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


Albany, New York
June 12, 2002